As Filed with the Securities and Exchange Commission on January 16, 2001
                                                   Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        CollaGenex Pharmaceuticals, Inc.
                   -------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)
         Delaware                                              52-1758016
----------------------------                             -----------------------
      (State or Other                                       (I.R.S. Employer
       Jurisdiction                                      Identification Number)
    of Incorporation or
       Organization)
                               41 University Drive
                           Newtown, Pennsylvania 18940
                                 (215) 579-7388
        ----------------------------------------------------------------
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                            Brian M. Gallagher, Ph.D.
                      President and Chief Executive Officer
                        CollaGenex Pharmaceuticals, Inc.
                               41 University Drive
                           Newtown, Pennsylvania 18940
                                 (215) 579-7388
         ---------------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                 ---------------------------------------------
                                    Copy to:
                           Richard S. Mattessich, Esq.
                              Tod K. Reichert, Esq.
                                Hale and Dorr LLP
                               214 Carnegie Center
                           Princeton, New Jersey 08540
                                 (609) 750-7600
                        --------------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  From time
to   time    after    this    Registration    Statement    becomes    effective.
                       ----------------------------------

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                    Proposed        Proposed
                       Amount        Maximum         Maximum        Amount Of
  Title of Shares      To Be     Aggregate Price    Aggregate     Registration
 To Be Registered    Registered   Per Share(1)   Offering Price        Fee
--------------------------------------------------------------------------------


Common Stock,
 $.01 par value..     259,462         $5.28       $1,369,959.36      $342.49

================================================================================

 ------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c). Such price is based upon the average of the high and low price per share of the Registrant's common stock as reported on the Nasdaq National Market on January 10, 2001.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


================================================================================

--------------------------------------------------------------------------------
|The  information  in this  Prospectus  is not complete  and may be changed.   |
|The Selling  Shareholders  may not sell  their  securities  until  the        |
|Registration Statement filed with the Securities and Exchange Commission is | |effective. This Prospectus is not an offer to sell these securities and it |
|is not soliciting an offer to buy these securities in any state where         |
|the offer or sale is not permitted.                                           |
--------------------------------------------------------------------------------


PROSPECTUS (Not Complete)
Dated: January 16, 2001

                                 259,462 Shares

                        COLLAGENEX PHARMACEUTICALS, INC.

                                  Common Stock

     This  prospectus  relates to the public  resale,  from time to time,  of an aggregate of 259,462 shares of our common stock, $.01 par value, by certain stockholders identified below in the section entitled "The Selling Shareholders."

      We will not receive any of the proceeds from the sale by the selling shareholders of the shares covered by this prospectus.

     Our common stock is traded on the Nasdaq National Market under the symbol "CGPI." On January 10, 2001, the closing sale price of our common stock on the Nasdaq National Market was $5.563 per share.

          INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                January 16, 2001.

                          PROSPECTUS TABLE OF CONTENTS

                                                                            Page
                                                                            ----
CollaGenex Pharmaceuticals, Inc.......................................       2
Risk Factors..........................................................       3
     If Periostat is Not Adopted Routinely by Dental Professionals or
       if Managed Care Providers Do Not Continue to Reimburse
       Patients, Our Sales Growth Will Suffer.........................       3
     We Rely on Periostat for Most of Our Revenue.....................       3
     We Anticipate Future Losses......................................       3
     We Have a Limited Marketing and Sales History and May Not be
       Able to Successfully Market Our Product Candidates.............       4
     Our Competitive Position in the Marketplace Depends on Enforcing
       and Successfully Defending Our Intellectual Property Rights....       4
     If We Lose Our Sole Supplier of Doxycycline or Our Current
       Manufacturer of Periostat, Our Commercialization of Periostat
       Will be Interrupted or Less Profitable.........................       5
     We Are Subject to Extensive Government Regulation, Including the
       Requirement of Approval Before Our Products May be Marketed....       5
     If Our Products Cause Injuries, We May Incur Significant Expense
       and Liability..................................................       6
     If We Need Additional Financing, and Financing is Unavailable,
       Our Ability to Develop and Commercialize Products and Our
       Operations Will be Adversely Affected..........................       6
     Delaware Law, Our Certificate of Incorporation and Our By-Laws
       Contain Provisions That Could Discourage a Takeover of Our
       Company........................................................       6
     Because Our Executive Officers, Directors and Affiliated
       Entities Own Approximately 42% of Our Capital Stock, They
       Could Control Our Actions in a Manner That Conflicts With Our
       Interests and the Interests of Our Other Stockholders..........       7
     Our Stock Price is Highly Volatile, and Therefore the Value of
       Your Investment May Fluctuate Significantly....................       7
Special Note Regarding Forward-Looking Information....................       7
Use of Proceeds.......................................................       8
Selling Shareholders..................................................       8
Plan of Distribution..................................................      11
Legal Matters.........................................................      12
Experts...............................................................      12
Information Incorporated by Reference.................................      12
Where You Can Find More Information...................................      13
Indemnification of Directors and Officers.............................      14

                        COLLAGENEX PHARMACEUTICALS, INC.

     CollaGenex Pharmaceuticals, Inc. and its subsidiaries is a specialty pharmaceutical company focused on providing innovative medical therapies to the dental market. In September 1998, the FDA approved our first product, Periostat, a prescription pharmaceutical capsule to treat adult periodontitis. Periodontitis, the leading cause of tooth loss, is a disease of the gums that is initiated by the accumulation of bacterial plaque above and below the gum line. The FDA approved Periostat as an adjunct to scaling and root planing, which is a mechanical procedure that dentists use to remove bacterial plaque. In addition, Periostat has been approved by the Medicines Control Agency for marketing in the United Kingdom. We are marketing Periostat to the United States and United Kingdom dental communities through our professional dental pharmaceutical sales force of approximately 120 sales representatives and managers. This sales force also co-promotes Vioxx(R), a prescription non-steroidal anti-inflammatory drug developed by Merck & Co., Inc., and Denavir(R), a prescription cold sore medication developed by SmithKline Beecham Consumer Healthcare, L.P. We are actively pursuing other prescription products to market to the dental community.

     We are a Delaware corporation. We were incorporated and began operations in 1992 under the name CollaGenex, Inc. and changed our name to CollaGenex Pharmaceuticals, Inc. in April 1996. Our principal executive offices are located at 41 University Drive, Newtown, Pennsylvania 18940, and our telephone number is
(215) 579-7388.

     In this prospectus, the terms "CollaGenex," "we," "us" and "our" includes CollaGenex Pharmaceuticals, Inc. and its subsidiaries.

                                  RISK FACTORS

     IF PERIOSTAT IS NOT ADOPTED ROUTINELY BY DENTAL PROFESSIONALS OR IF MANAGED CARE PROVIDERS DO NOT CONTINUE TO REIMBURSE PATIENTS, OUR SALES GROWTH WILL SUFFER.

     Our growth and success depends in large part on our ability to continue to demonstrate the safety and effectiveness of Periostat for the treatment of gum disease to dental practitioners. Periostat is the first long-term medical therapy for any dental disease, and dentists are not accustomed to prescribing drugs for a minimum 90-day duration. Periostat works by suppressing certain enzymes involved in the periodontal disease process, which is a new concept for many dentists who believe that removing bacterial plaque is the only way to treat this disease. Accordingly, our sales efforts are largely focused on educating dental professionals about an entirely new approach to treating periodontitis. Although over 30,000 dentists in the U.S. have written at least one prescription for Periostat, a number of dentists have not adopted Periostat routinely into their treatment of adult periodontitis. Other dentists have prescribed Periostat for only a subset of their eligible patients, typically their most advanced or refractory cases. If we are unable to initiate and/or expand usage of Periostat by dentists, our sales growth will suffer.

     Approximately 65% of the large managed care providers in the U.S. (defined as those that cover 100,000 or more lives) reimburse their patients for Periostat, typically requiring a modest co-payment. Our goal is to achieve reimbursement from approximately 75% of the large managed care providers, since the remainder have policies that do not reimburse for drugs to treat dental conditions. Patients who are not reimbursed by managed care providers may choose not to accept Periostat as a treatment. In addition, we have not yet achieved reimbursement from the largest managed care provider in California, thus limiting prescription and sales growth in that state.

     WE RELY ON PERIOSTAT FOR MOST OF OUR REVENUE.

     During 1999, Periostat accounted for 95% of our total net revenues. For the nine months ended September 30, 2000, Periostat accounted for 84.5% of our total net revenues. Although we currently derive revenues from co-promoting two other products and from licensing fees from foreign marketing partners, our revenue and profitability in the near future will depend on our ability to successfully market and sell Periostat.

     WE ANTICIPATE FUTURE LOSSES.

     From our founding in 1992 through the commercial launch of Periostat in November, 1998, we had no revenue from sales of our own products. For the nine months ended September 30, 2000, we experienced a net loss of approximately $6.2 million. During the year ended December 31, 1999, we experienced a net loss of approximately $14.6 million. From inception through September 30, 2000, we have experienced an aggregate net loss of $58.7 million. Our historical losses have resulted primarily from the expenses associated with our pharmaceutical development program, clinical trials, the regulatory approval process associated with Periostat and sales and marketing activities relating to Periostat. We expect to incur significant future expenses, particularly with respect to the sales and marketing of Periostat. As a result, we anticipate losses through at least the first six months of 2001.

     WE HAVE A LIMITED MARKETING AND SALES HISTORY AND MAY NOT BE ABLE TO SUCCESSFULLY MARKET OUR PRODUCT CANDIDATES.

     We have a limited history of marketing, distributing and selling pharmaceutical products in the dental market. In January 1999, we first trained a sales force of sales representatives and managers and began to promote Periostat to the dental community. We market and sell our products in the United States and the United Kingdom through this direct sales force. Further, we have entered into agreements to market Periostat, upon receipt of the necessary foreign regulatory approvals, in certain countries in Europe, North Africa, Israel and Canada, and we continue to evaluate partnering arrangements in other countries outside the United States. If we are unable to continue to recruit, train and retain sales and marketing personnel, we will be unable to successfully expand our sales and marketing efforts. Furthermore, if our foreign partners do not devote sufficient resources to perform their contractual obligations with us, we may not achieve our foreign sales goals.

      OUR COMPETITIVE POSITION IN THE MARKETPLACE DEPENDS ON ENFORCING AND SUCCESSFULLY DEFENDING OUR INTELLECTUAL PROPERTY RIGHTS.

      In order to be competitive in the pharmaceutical industry, it is important to establish, enforce, and successfully defend patent and trade secret protection for our established and new technologies. We must also avoid liability from infringing the proprietary rights of others.

      Our core technology is licensed from The Research Foundation of the State University of New York ("SUNY"), and other academic and research institutions collaborating with SUNY (hereinafter referred to collectively as the "SUNY License"). Under the SUNY License we have an exclusive worldwide license to SUNY's rights in certain patents and patent applications to make and sell products employing tetracyclines to treat certain disease conditions. The SUNY License imposes various payment and reporting obligations on us and our failure to comply with these requirements permits SUNY to terminate the SUNY License. If the SUNY License is terminated, we would lose our right to exclude competitors from commercializing similar products, and we could be excluded from marketing the same products if SUNY licensed the underlying technology to a competitor after terminating the SUNY License.

     SUNY owns twenty-five U.S. patents and six U.S. patent applications that are licensed to us. The patents licensed from SUNY expire between 2004 and 2018. Two of the patents are related to Periostat and expire in 2004 and 2007. Technology covered by these patents becomes available to competitors as the patents expire.

     Since many of our patent rights cover new treatments using tetracyclines, which are generally available for their known use as antibiotics, we may be required to bring expensive infringement actions to enforce our patents and protect our technology. Although federal law prohibits making and selling pharmaceuticals for infringing use, competitors and/or practitioners may provide generic forms of tetracycline for treatment(s) which infringe our patents, rather than prescribe our Periostat product. Enforcement of patents can be expensive and time consuming.

     Our success also depends upon know-how, trade secrets, and the skills, knowledge and experience of our scientific and technical personnel. To that end, we require all of our employees and, to the extent possible, all consultants, advisors and research collaborators, to enter into confidentiality agreements prohibiting unauthorized disclosure and requiring assignment of rights to their ideas, developments, discoveries and inventions. With respect to information and chemical compounds we provide for testing to collaborators in academic institutions, we cannot guarantee that the institutions will not assert property rights in the results of such tests nor that a license can be reasonably obtained from such institutions which assert such rights. Failure to obtain the benefit of such testing could adversely affect our commercial position and, consequently, our financial condition.

     IF WE LOSE OUR SOLE SUPPLIER OF DOXYCYCLINE OR OUR CURRENT MANUFACTURER OF PERIOSTAT, OUR COMMERCIALIZATION OF PERIOSTAT WILL BE INTERRUPTED OR LESS PROFITABLE.

     We rely on a single supplier for doxycycline, the active ingredient in Periostat. There are relatively few alternative suppliers of doxycycline and this supplier produces the majority of the doxycycline used in the United States. If we are unable to procure a commercial quantity of doxycycline from our current supplier on an ongoing basis at a competitive price, or if we cannot find a replacement supplier in a timely manner or with favorable pricing terms, our costs may increase significantly and we may experience delays in the supply of Periostat.

     We rely on a single third-party contract manufacturer, Applied Analytical Industries, Inc., to produce Periostat in a capsule formulation. We are currently working with another contract manufacturer on a tablet formulation for Periostat and we intend to contract with additional manufacturers for the commercial manufacture of Periostat. Our previously reported dispute with Applied Analytical has been resolved and we have agreed to pay a de minimus amount to Applied Analytical and to incur certain price increases on future quantities of Periostat manufactured for us. An inability to maintain our arrangements with Applied Analytical could result in delays in the supply of Periostat and we believe that it could take up to one year to successfully transition to a new manufacturer.

     WE  ARE  SUBJECT  TO  EXTENSIVE   GOVERNMENT   REGULATION,   INCLUDING  THE
REQUIREMENT OF APPROVAL BEFORE OUR PRODUCTS MAY BE MARKETED.

     The FDA has approved only one of our products, Periostat, for sale in the United States. Our other products are in development, and will have to be approved by the FDA before they can be marketed in the United States. If the FDA does not approve our products in a timely fashion, or does not approve them at all, our business and financial condition may be adversely affected.

     In addition, we and our products are subject to comprehensive regulation by the FDA both before and after products are approved for marketing. The FDA regulates, for example, research and development, including preclinical and clinical testing, safety, effectiveness, manufacturing, labeling, advertising, promotion, export, and marketing of our products. Our failure to comply with regulatory requirements may result in various adverse consequences, including FDA delay in approving or refusal to approve a product, recalls, withdrawal of an approved product from the market and/or the imposition of civil or criminal sanctions.

      We are, and will increasingly be, subject to a variety of foreign regulatory regimes governing clinical trials and sales of our products. Other than Periostat, which has been approved by the Medicines Control Agency for the marketing in the United Kingdom, our products have not been approved in any foreign country. Whether or not FDA approval has been obtained, approval of a product by the comparable regulatory authorities of foreign countries must be obtained prior to the commencement of marketing of the product in those countries. The approval process varies from country to country, and other countries may also impose post-approval requirements.

     IF OUR PRODUCTS CAUSE INJURIES, WE MAY INCUR SIGNIFICANT EXPENSE AND LIABILITY.

     Our business may be adversely affected by potential product liability risks inherent in the testing, manufacturing and marketing of Periostat and other products developed by or for us. We have $10.0 million in product liability insurance for Periostat. This level of insurance may not adequately protect us against product liability claims. Insufficient insurance coverage or the failure to obtain indemnification from third parties for their respective liabilities may expose us to product liability claims and/or recalls and could cause our business, financial condition and results of operations to decline.

     IF WE NEED ADDITIONAL FINANCING, AND FINANCING IS UNAVAILABLE, OUR ABILITY TO DEVELOP AND COMMERCIALIZE PRODUCTS AND OUR OPERATIONS WILL BE ADVERSELY AFFECTED.

     We have historically financed our operations through public and private equity financings. Our capital requirements depend on numerous factors, including our ability to successfully commercialize Periostat, competing technological and market developments, our ability to enter into collaborative arrangements for the development, regulatory approval and commercialization of other products, and the cost of filing, prosecuting, defending and enforcing patent claims and other intellectual property rights. We anticipate that we may be required to raise additional capital in order to conduct our operations. Additional funding, if necessary, may not be available on favorable terms, if at all. If adequate funds are not available, we may be required to curtail operations significantly or to obtain funds through arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies, product candidates, products or potential markets. At September 30, 2000 we had cash, cash equivalents and short-term investments of approximately $8.2 million and we anticipate that our existing working capital will be sufficient to fund our operations through the middle of 2001.

     DELAWARE LAW, OUR CERTIFICATE OF INCORPORATION AND OUR BY-LAWS CONTAIN PROVISIONS THAT COULD DISCOURAGE A TAKEOVER OF OUR COMPANY.

     Anti-takeover provisions of Delaware law, our Certificate of Incorporation and our By-Laws could make it more difficult for a third party to acquire control of us, even if such change would be beneficial to our stockholders. Our Certificate of Incorporation provides that our board of directors may issue preferred stock with superior rights and preferences without common stockholder approval. The issuance of preferred stock could have the effect of delaying, deterring or preventing a change in control. Our board of directors has also adopted a "poison pill" rights plan that may further discourage a third party from making a proposal to acquire us. In addition, in connection with the issuance of our preferred stock, the rights of our common stockholders may be limited in certain instances with respect to divided rights, rights on liquidation, winding up and dissolution and certain other matters submitted to a vote of our common stockholders.

     BECAUSE OUR EXECUTIVE OFFICERS, DIRECTORS AND AFFILIATED ENTITIES OWN APPROXIMATELY 42% OF OUR CAPITAL STOCK, THEY COULD CONTROL OUR ACTIONS IN A
MANNER THAT CONFLICTS WITH OUR INTERESTS AND THE INTERESTS OF OUR OTHER STOCKHOLDERS.

     Currently, our executive officers, directors and affiliated entities together beneficially own approximately 42% of the outstanding shares of our common stock or equity securities convertible into common stock. As a result, these stockholders, acting together, or in the case of our preferred stockholders, in certain instances, as a class, will be able to exercise control over corporate actions requiring stockholder approval, including the election of directors. This concentration of ownership may have the effect of delaying or preventing a change in control, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices.

     OUR STOCK PRICE IS HIGHLY VOLATILE, AND THEREFORE THE VALUE OF YOUR INVESTMENT MAY FLUCTUATE SIGNIFICANTLY.

     The market price of our common stock has fluctuated and will continue to fluctuate as a result of variations in our quarterly operating results. These fluctuations may be exaggerated if the trading volume of our common stock is low. In addition, the stock market in general has experienced dramatic price and volume fluctuations from time to time. These fluctuations may or may not be based upon any business or operating results. Our common stock may experience similar or even more dramatic price and volume fluctuations which may continue indefinitely.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

     This prospectus and the documents incorporated herein contain forward-looking statements. For this purpose, any statements contained herein or incorporated herein that are not statements of historical fact may be forward-looking statements. For example, the words "may," "will," "continue," "believes," "expects," "anticipates," "intends," "estimates," "should" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause CollaGenex's results to differ materially from those indicated by such forward-looking statements. These factors include those set forth in the section entitled "Risk Factors." In particular, CollaGenex's business of selling, marketing and developing pharmaceutical products is subject to a number of significant risks, including risks relating to the implementation of CollaGenex's sales and marketing plans for Periostat(R), risks inherent in research and development activities, risks associated with conducting business in a highly regulated environment and uncertainty relating to clinical trials of products under development. CollaGenex's success depends to a large degree upon the market acceptance of Periostat by periodontists, dental practitioners, other health care providers, patients and insurance companies. In addition, there can be no assurance that CollaGenex's product candidates (other than the FDA's approval of Periostat for marketing in the United States and the Medicines Control Agency's approval of Periostat for marketing in the United Kingdom) will be approved by any regulatory authority for marketing in any jurisdiction or, if approved, that any such products or Denavir(R) or Vioxx(R) will be successfully commercialized by CollaGenex. As a result of such risks and others expressed from time to time in CollaGenex's filings with the Securities and Exchange Commission, CollaGenex's actual results may differ materially from the results discussed in or implied by the forward-looking statements contained herein.

                                 USE OF PROCEEDS

     CollaGenex will not receive any of the proceeds from the sale of the shares offered by the selling shareholders set forth in this prospectus.

                              SELLING SHAREHOLDERS

     The individuals and entities listed below received shares of preferred stock in connection with the execution of a stock purchase agreement with CollaGenex, dated March 19, 1999. The preferred stock is by its terms convertible, in certain circumstances, into shares of common stock. Holders of the preferred stock are also entitled to certain dividend payments to be made in shares of common stock. Under the terms of the stock purchase agreement, all such dividend payments issued to the selling shareholders are to be registered with the Securities and Exchange Commission. The registration of shares of common stock paid as dividends to the selling shareholders for the period July 1, 2000 through December 31, 2000 is included herein.

     The following table sets forth as of December 15, 2000 certain information with respect to the selling shareholders. CollaGenex cannot assure that any of the selling shareholders will offer for sale or sell any or all of the shares offered by them pursuant to this prospectus.

                                    Beneficial
                                   Ownership of        Number
                                     Selling            of          Beneficial
                                   Shareholders        Shares      Ownership of
       Name of                       Prior to         Offered      Shares After
 Selling Shareholders               Offering(1)       Hereby(2)     Offering(2)
 --------------------               -----------       ---------     -----------
                                Number      Percent              Number  Percent
                                ------      -------              ------  -------

OCM Principal Opportunities
  Fund, L.P.................. 1,971,177(3)  19.0(3)   229,622   1,741,555   16.8

Richard A. Horstmann.........   673,038(4)   7.6(4)    12,973     660,065    7.4

Marquette Venture
  Partners II, L.P...........   999,296(5)  11.2(5)    12,613     986,683   11.1

MVP II Affiliates Fund, L.P..     3,103(5)    *(5)        361       2,742      *

Robert J. Easton.............    61,498(6)    *(6)      2,595      58,903      *

Pebblebrook Partners Ltd.....    11,155(7)    *(7)      1,298       9,857      *
---------

*   Less than one percent



(1) Applicable percentage of ownership is based on 8,775,176 shares of common stock outstanding as of December 15, 2000, plus any common stock equivalents or convertible securities held, shares beneficially owned by each such holder and shares of common stock issued by CollaGenex in payment of dividends on the preferred stock.

(2) Assumes that all shares to be offered, as set forth above, are sold pursuant to this offering and that no other shares of common stock are acquired or disposed of by the selling shareholders prior to the termination of this offering. Because the selling shareholders may sell all, some or none of their shares or may acquire or dispose of other shares of common stock, no reliable estimate can be made of the aggregate number of shares that will be sold pursuant to this offering or the number or percentage of shares of common stock that each selling shareholder will own upon completion of this offering.

(3) Stephen A. Kaplan, a member of CollaGenex's Board of Directors, is a Principal of Oaktree Capital Management, LLC, which is the general partner of OCM Principal Opportunities Fund, L.P. ("OCM"). Includes 1,609,091 shares of common stock issuable upon the conversion of 177,000 shares of preferred stock held by OCM and 362,086 shares of common stock issued in payment of dividends on such preferred stock. Each of Mr. Kaplan and Oaktree Capital Management, LLC expressly disclaims beneficial ownership of such shares, except to the extent of any indirect pecuniary interest therein. Mr. Kaplan also holds 3,000 shares of common stock in his individual capacity, which shares are not included herein.

(4) Mr. Horstmann is a principal of Thomson Horstmann & Bryant, Inc. and, as such, has the power to vote or to direct the vote of and to dispose of or direct the disposition of the shares owned by Thomson Horstmann & Bryant, Inc. (517,200 shares of common stock). Mr. Horstmann expressly disclaims beneficial ownership of such shares, except as to his proportionate interest in Thomson Horstmann & Bryant, Inc. Also includes 90,910 shares of common stock issuable upon the conversion of 10,000 shares of preferred stock held by Mr. Horstmann and 20,628 shares of common stock issued in payment of dividends on such preferred stock. Mr. Horstmann also holds 44,300 shares of common stock in his individual capacity, which shares are included herein.

(5)  James E.  Daverman,  a  member  of  CollaGenex's  Board  of  Directors,  is
     President of Marquette Management Partners, LLC, the general partner of Marquette Venture Partners, L.P. and a general partner of MG II, L.P., the general partner of Marquette Venture Partners II, L.P. ("Marquette") and MVP II Affiliates Fund, L.P. ("MVP II") and, as such, has the power to vote or direct the vote of and to dispose of or direct the disposition of the shares owned by Marquette (which includes 88,382 shares of common stock issuable upon the conversion of 9,722 shares of preferred stock held by Marquette, 20,054 shares of common stock issued in payment of dividends on such preferred stock and 890,860 shares of common stock otherwise held by Marquette) and MVP II (which includes 2,528 shares of common stock issuable upon the conversion of 278 shares of preferred stock held by MVP II and 575 shares of common stock issued in payment of dividends on such preferred stock). Mr. Daverman expressly disclaims beneficial ownership of such shares, except as to his proportionate interest in each of Marquette and MVP II.

(6) Mr. Easton is a member of CollaGenex's Board of Directors. Includes 20,000 shares of common stock underlying options which are exercisable as of December 15, 2000 or 60 days after such date. Also includes 18,182 shares of common stock issuable upon the conversion of 2,000 shares preferred stock held by Mr. Easton and 4,127 shares of common stock issued in payment of dividends on such preferred stock. Mr. Easton also holds 19,189 shares of common stock in his individual capacity, which shares are included herein.

(7) Includes 9,091 shares of common stock issuable upon the conversion of 1,000 shares of preferred stock held by Pebblebrook Partners Ltd. and 2,064 shares of common stock issued in payment of dividends on such preferred stock.


     All offering expenses are being paid by CollaGenex except the fees and expenses of any counsel and other advisors that the Selling Shareholders may employ to represent them in connection with the offering and all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

                              PLAN OF DISTRIBUTION

     The selling shareholders have not advised CollaGenex of any specific plan for distribution of the shares offered hereby, but it is anticipated that the shares will be sold from time to time by the selling shareholders or by permitted pledgees, donees, transferees or other permitted successors in interest. Such sales may be made in any of the following manners:

     - On the Nasdaq National Market (or through the facilities of any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association, on which the shares are then listed, admitted to unlisted trading privileges or included for quotation);

     -    In public or privately negotiated transactions;

     -    In transactions involving principals or brokers;

     -    In a combination of such methods of sale; or

     -    Any other lawful methods.

     Although sales of the shares are, in general, expected to be made at market prices prevailing at the time of sale, the shares may also be sold at prices related to such prevailing market prices or at negotiated prices, which may differ considerably.

     In offering the shares covered by this prospectus, each of the selling shareholders and any broker-dealers who sell the shares for the selling shareholders may be "underwriters" within the meaning of the Securities Act of 1933, and any profits realized by such selling shareholders and the compensation of such broker-dealers may be underwriting discounts and commissions.

     Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which the shares may be listed, including block trading in negotiated transactions. Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the shares covered by this prospectus, either as agents for others or as principals for their own accounts, and reselling such shares pursuant to this prospectus. The selling shareholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf. In connection with such sales, such broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts, any or all of which might be in excess of customary amounts.

     Each of the selling shareholders is acting independently of CollaGenex in making decisions with respect to the timing, manner and size of each sale of shares. CollaGenex has not been advised of any definitive selling arrangement at the date of this prospectus between any selling shareholder and any broker-dealer or agent.

     To the extent required, the names of any agents, broker-dealers or underwriters and applicable commissions, concessions, allowances or discounts, and any other required information with respect to any particular offer of the shares by the selling shareholders, will be set forth in a prospectus supplement.

     The expenses of preparing and filing this prospectus and the related registration statement with the Securities and Exchange Commission will be paid entirely by CollaGenex. Shares of common stock covered by this prospectus also may qualify to be sold pursuant to Rule 144 under the Securities Act of 1933, rather than pursuant to this prospectus. The selling shareholders have been advised that they are subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, including without limitation, Rule 10b-5 thereunder.

     Neither CollaGenex nor the selling shareholders can estimate at the present time the amount of commissions or discounts, if any, that will be paid by the selling shareholders on account of their sales of the shares from time to time.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered hereby will be passed upon for CollaGenex by Hale and Dorr LLP, 214 Carnegie Center, Princeton, New Jersey 08540.

                                     EXPERTS

     The consolidated financial statements and schedule of CollaGenex Pharmaceuticals, Inc. and subsidiaries as of December 31, 1998 and 1999, and for each of the years in the three-year period ended December 31, 1999, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                      INFORMATION INCORPORATED BY REFERENCE

     The Securities and Exchange Commission allows CollaGenex to "incorporate by reference" the information CollaGenex files with the Securities and Exchange Commission, which means that CollaGenex can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that CollaGenex files later with the Securities and Exchange Commission will automatically update and supersede this information. CollaGenex incorporates by reference the documents listed below and any future filings made by CollaGenex with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, until the filing of a post-effective amendment to this prospectus which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold:

     - CollaGenex's Annual Report on Form 10-K for the year ended December 31, 1999 filed with the Securities and Exchange Commission on March 29, 2000;

     - All other reports filed by CollaGenex pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended, since December 31, 1999; and

     - The description of CollaGenex's common stock, $.01 par value, which is contained in CollaGenex's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act of 1934, as amended, in the form declared effective by the

          Securities and Exchange Commission on June 20, 1996, including any subsequent amendments or reports filed for the purpose of updating such description.

     CollaGenex will provide to any person, including any beneficial owner of its securities, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may make such requests at no cost to you by writing or telephoning CollaGenex at the following address or number:

            CollaGenex Pharmaceuticals, Inc.
            41 University Drive
            Newtown, Pennsylvania 18940
            Attention:  Chief Financial Officer
            Telephone:  (215) 579-7388

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. CollaGenex has not authorized anyone else to provide you with different information. CollaGenex is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                       WHERE YOU CAN FIND MORE INFORMATION

     CollaGenex files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. CollaGenex's Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission's website at
http://www.sec.gov. You may also read and copy, at prescribed rates, any document CollaGenex files with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information regarding the operation of the Securities and Exchange Commission's Public Reference Room.

      CollaGenex has filed with the Securities and Exchange Commission a Registration Statement on Form S-3 under the Securities Act of 1933 with respect to the shares offered hereby. This prospectus, which constitutes a part of that registration statement, does not contain all the information contained in the registration statement and its exhibits. For further information with respect to CollaGenex and the shares, you should consult the registration statement and its exhibits. Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the Securities and Exchange Commission. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying as described above.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that the indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification extends to directors, officers, employees, or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 also empowers a corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

      Article IX of CollaGenex's By-laws specifies that CollaGenex shall indemnify its directors, officers, employees and agents because he or she was or is a director, officer, employee or agent of the Corporation or was or is serving at the request of the Corporation as a director, officer, employee or agent of another entity to the full extent that such right of indemnity is permitted by the laws of the State of Delaware. This provision of the By-laws is deemed to be a contract between CollaGenex and each director and officer who serves in such capacity at any time while such provision and the relevant provisions of the Delaware General Corporation Law are in effect, and any repeal or modification thereof shall not offset any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. The affirmative vote of the holders of at least 80% of the voting power of all outstanding shares of the capital stock of CollaGenex, and, in certain circumstances, 66 2/3% of the voting power of all outstanding shares of the Series D cumulative convertible preferred stock of CollaGenex, is required to adopt, amend or repeal such provision of the By-laws.

     CollaGenex has executed indemnification agreements with each of its officers and directors pursuant to which CollaGenex has agreed to indemnify such parties to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is a director, officer, employee, agent or fiduciary of CollaGenex.

     Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its certificate of incorporation to limit the personal liability of members of its board of directors for violation of a director's fiduciary duty of care. This section does not, however, limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, or from any transaction in which the director derived an improper personal benefit. This section also will have no effect on claims arising under the federal securities laws.

     CollaGenex's Amended and Restated Certificate of Incorporation limits the liability of its directors as authorized by Section 102(b)(7). The affirmative vote of the holders of at least 75% of the voting power of all outstanding shares of the capital stock of CollaGenex, and, in certain circumstances, 66 2/3% of the voting power of all outstanding shares of the Series D cumulative convertible preferred stock of the CollaGenex, is required to amend such provisions.

     CollaGenex has obtained liability insurance for the benefit of its directors and officers which provides coverage for losses of directors and officers for liabilities arising out of claims against such persons acting as directors or officers of CollaGenex (or any subsidiary thereof) due to any breach of duty, neglect, error, misstatement, misleading statement, omission or act done by such directors and officers, except as prohibited by law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of CollaGenex pursuant to the foregoing provisions, or otherwise, CollaGenex has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         SEC registration fee............................        $     342.49
         Counsel fees and expenses*......................        $  20,000.00
         Accounting fees and expenses*...................        $  10,000.00
                                                                  -----------
            Total*.......................................        $  30,342.49
                                                                  ===========
---------
*     Estimated

     All expenses of issuance and distribution listed above will be borne by CollaGenex. The costs of fees and expenses of legal counsel and other advisors, if any, that the selling shareholders employ in connection with the offering will be borne by the selling shareholders.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that the indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification extends to directors, officers, employees, or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 also empowers a corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     Article IX of CollaGenex's By-laws specifies that CollaGenex shall indemnify its directors, officers, employees and agents because he or she was or is a director, officer, employee or agent of CollaGenex or was or is serving at the request of CollaGenex as a director, officer, employee or agent of another entity to the full extent that such right of indemnity is permitted by the laws of the State of Delaware. This provision of the By-laws is deemed to be a contract between CollaGenex and each director and officer who serves in such capacity at any time while such provision and the relevant provisions of the Delaware General Corporation Law are in effect, and any repeal or modification thereof shall not offset any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. The affirmative vote of the holders of at least 80% of the voting power of all outstanding shares of the capital stock of CollaGenex, and, in certain circumstances, 66 2/3% of the voting power of all outstanding shares of the Series D cumulative convertible preferred stock of CollaGenex, is required to adopt, amend or repeal such provision of the By-laws.

     CollaGenex has executed indemnification agreements with each of its officers and directors pursuant to which CollaGenex has agreed to indemnify such parties to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is a director, officer, employee, agent or fiduciary of CollaGenex.

     Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its certificate of incorporation to limit the personal liability of members of its board of directors for violation of a director's fiduciary duty of care. This section does not, however, limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, or from any transaction in which the director derived an improper personal benefit. This section also will have no effect on claims arising under the federal securities laws.

      CollaGenex's Amended and Restated Certificate of Incorporation limits the liability of its directors as authorized by Section 102(b)(7). The affirmative vote of the holders of at least 75%
of the voting power of all outstanding shares of the capital stock of CollaGenex, and, in certain circumstances, 66 2/3% of the voting power of all outstanding shares of the Series D cumulative convertible preferred stock of CollaGenex, is required to amend such provisions.

     CollaGenex has obtained liability insurance for the benefit of its directors and officers which provides coverage for losses of directors and officers for liabilities arising out of claims against such persons acting as directors or officers of CollaGenex (or any subsidiary thereof) due to any breach of duty, neglect, error, misstatement, misleading statement, omission or act done by such directors and officers, except as prohibited by law.

ITEM 16.    EXHIBITS.

      Exhibit No.                        Description of Exhibit
      -----------                        ----------------------

           5 Opinion of Hale and Dorr LLP as to legality of the shares of common stock.

          23.1          Consent of KPMG LLP.

          23.2 Consent of Hale and Dorr LLP (contained in the opinion filed as Exhibit 5 to the Registration Statement).

          24 Powers of Attorney of certain officers and directors of CollaGenex (contained on the signature page of this Registration Statement).

ITEM 17.    UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newtown, State of Pennsylvania on this 16th day of January, 2001.

                                    COLLAGENEX PHARMACEUTICALS, INC.



                                    By: /s/  Brian M. Gallagher, Ph.D.
                                        --------------------------------
                                        Brian M. Gallagher, Ph.D.
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Brian M. Gallagher, Ph.D. and Nancy C. Broadbent, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



         Signature                         Title                      Date
------------------------------  ------------------------------  ----------------

/s/  Brian M. Gallagher, Ph.D.     Chairman of the Board,       January 16, 2001
-------------------------------    President, Chief Executive
Brian M. Gallagher, Ph.D.          Officer and Director
                                   (Principal Executive Officer)

/s/  Nancy C. Broadbent            Chief Financial Officer,     January 16, 2001
--------------------------------   Treasurer and Secretary
Nancy C. Broadbent                 (Principal Financial and
                                   Accounting Officer)

/s/  Helmer P.K. Agersborg, Ph.D.  Director                     January 16, 2001
--------------------------------
Helmer P.K. Agersborg, Ph.D.

/s/  Peter Barnett, D.M.D.         Director                     January 16, 2001
--------------------------------
Peter Barnett, D.M.D.

/s/  Robert C. Black               Director                     January 12, 2001
--------------------------------
Robert C. Black

/s/  James E. Daverman             Director                     January 16, 2001
--------------------------------
James E. Daverman

/s/  Robert J. Easton              Director                     January 16, 2001
--------------------------------
Robert J. Easton

/s/  Stephen A. Kaplan             Director                     January 16, 2001
--------------------------------
Stephen A. Kaplan

/s/  W. James O'Shea               Director                     January 11, 2001
--------------------------------
W. James O'Shea

                                  EXHIBIT INDEX


 Exhibit No.                        Description of Exhibit
 -----------                        ----------------------

     5 Opinion of Hale and Dorr LLP as to legality of the shares of common stock.

    23.1       Consent of KPMG LLP.

    23.2 Consent of Hale and Dorr LLP (contained in the opinion filed as Exhibit 5 to the Registration Statement).

    24         Powers  of  Attorney  of  certain   officers  and   directors  of
               CollaGenex (contained on the signature page of this Registration Statement).